EXHIBIT 10.4

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of December 13, 2024, by and among MEDALIST DIVERSIFIED REIT, Inc., a Maryland corporation (the “Company”), and ___________ (the “Subscriber”) on the terms and conditions set forth in this Agreement.

BACKGROUND

The Subscriber desires to subscribe for and purchase shares of common stock, $0.01 par value per share (the “Common Shares”), of the Company and the Company desires to issue the Common Shares to the Subscriber, all upon the terms and subject to the conditions set forth in this Agreement.

TERMS

In consideration of the foregoing and the mutual covenants contained in this Agreement, the parties hereto, intending to be legally bound hereby, do agree as follows:

1.Subscription.
(a)The Subscriber hereby subscribes for and purchases from the Company, and the Company hereby issues and sells to the Subscriber, the number of Common Shares set forth on Schedule A attached hereto with a capital contribution equal to the amount indicated on Schedule A (the “Consideration”).
(b)The closing of the sale to the Subscriber, and the subscription for and purchase by the Subscriber of the Common Shares as provided for in Section 1(a) hereof shall take place via electronic mail on the date that the Consideration has been accepted by the Company.
2.Company Representations and Warranties. The Company hereby represents and warrants to the Subscriber as follows:
(a)This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.
(b)The Common Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued.
(c)No Additional Representations or Warranties.  Except as provided in this Section 2, neither the Company nor any of its affiliates, nor any of their respective directors, managers, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Subscriber.  Without limiting the foregoing, the Subscriber acknowledges that the Subscriber, together with the Subscriber’s advisors, has made the Subscriber’s own investigation of the Company and its subsidiaries and is not relying on any implied warranties or upon any representation or warranty whatsoever as to the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company or its subsidiaries as conducted after the closing of the transactions contemplated hereby, and contained in any materials (other than this Agreement) provided to the Subscriber by the Company or any of its subsidiaries or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.
3.Subscriber Representations and Warranties. The Subscriber hereby represents, warrants, acknowledges and/or agrees as follows:
(a)The Subscriber has been furnished with, and has carefully read, an Investor Questionnaire and this Agreement and any exhibits and annexes thereto.
(b)The Subscriber has the capacity and legal right to enter into and perform this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.
(c)This Subscription Agreement and an Investor Questionnaire have been duly executed and delivered by or on behalf of the Subscriber and constitute valid and binding agreements of the Subscriber, enforceable against the Subscriber in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(d)The Subscriber has full knowledge of the Company’s and its subsidiaries’ business, financial condition, operations and prospects and the Subscriber is acquiring the Common Shares without being furnished any sales literature or prospectus concerning the Company or its subsidiaries.
(e)The Subscriber is acquiring the Common Shares solely for its own account for investment purposes and not with a view to resale or distribution of all or any part thereof. The Subscriber has no present arrangement, understanding or agreement for transferring or disposing of all or any portion of the Common Shares.
(f)The Subscriber is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Immediately prior to the purchase of the Common Shares, the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Common Shares and to form an investment decision with respect thereto.
(g)The Subscriber acknowledges that all material documents, records, books and diligence materials pertaining to this investment, the Company and its affiliates have been made available to the Subscriber, and that the Company has made available to the Subscriber and the Subscriber’s representatives, the opportunity to ask questions of, and receive answers from, the Company, concerning the Company, its subsidiaries and the terms and conditions of the investment.
(h)In considering a subscription for the Common Shares, the Subscriber has evaluated for itself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations or warranties made by, or other information (whether oral or written) furnished by or on behalf of, the Company, or any director, officer, employee, agent or affiliate of such persons, other than as set forth in this Agreement.
(i)The Subscriber acknowledges that it has not requested from, and is not relying on, the Company, or any of its officers, counsel, agents or representatives for any legal, investment or tax advice.  The Subscriber has carefully considered and has, to the extent it believes necessary, discussed with its own legal, tax, accounting and financial advisors the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Common Shares being subscribed for hereunder is a suitable investment for the Subscriber.
(j)The Subscriber understands that the Common Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Common Shares.
(k)The Subscriber understands that the Subscriber is not entitled to cancel, terminate or revoke this Agreement.
(l)The Subscriber acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required. The Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit limited resale of stock purchased in a private placement transaction subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the stock to be sold, and, in the case of sales by affiliates of the Company, the sale being made through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. The Subscriber further acknowledges and understands that the Company, while satisfying it at the date hereof, may not be satisfying the current public information requirement of Rule 144 at the time the Subscriber wishes to sell the Securities and, if so, the Subscriber would be precluded from selling the Securities under Rule 144 even if the six-month minimum holding period has been satisfied.
(m)The Subscriber understands that the Company’s organizational documents (copies of which are available from the Company) contain additional restrictions relating to the ownership and transfer of the Common Shares, all designed to protect the Company’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).
(n)No broker or finder has acted for or on behalf of the Subscriber in connection with its purchase of the Common Shares and no broker or finder is entitled to any broker’s or finder’s fees or other commissions in connection therewith based on agreements between the Subscriber and any broker or finder.
(o)Neither the Subscriber nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers, are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The purchase of the Common Shares by the Subscriber will not subject the Company to any Disqualification Event.

(p)The Subscriber shall notify the Company immediately if any of the foregoing representations or warranties cease to be true or accurate, or if they become misleading.
4.Subscriber Acknowledgments and Covenants. The Subscriber acknowledges and covenants that:
(a)No federal or state agency has passed on, has recommended or has endorsed the merits of the Common Shares or this offering.
(b)All tax forms provided in connection with this Agreement are accurately completed and properly executed and may be relied upon by the Company and its advisors and agents and affiliates.
(c)The Common Shares are speculative investments and involve a high degree of risk.  The transferability of the Common Shares is substantially restricted by applicable law.  This Agreement is not transferable or assignable by the Subscriber without the prior written consent of the Company.
(d)As a reporting issuer on The Nasdaq Capital Market (“Nasdaq”) where the Common Shares are registered for trading, the Company is required to make certain filings related to the issuance of the Common Shares. At the request of the Company, the Subscriber shall cooperate with the Company in making such filings and ensuring compliance with all applicable listing requirements of Nasdaq.
(e)The Subscriber understands and acknowledges that Troutman Pepper Hamilton Sanders LLP represents only the Company, and not the Subscriber, in connection with the offer and sale of the Common Shares.
5.Reliance on Representations; Indemnification.  The Subscriber acknowledges and agrees that that the Company and its counsel are relying upon the representations, warranties, acknowledgments and covenants in this Agreement (collectively, the “Investor Information”). The Subscriber agrees to indemnify and hold harmless the Company, its directors, officers, members, representatives and agents, and any person who controls any of the foregoing, against any and all loss, liability, claim, damage and expense (including reasonable attorneys' fees) arising out of or based upon any misstatement or omission in the Investor Information or any failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in the Investor Information.
6.Legend.  If the Common Shares are certificated, any certificates issued to the Subscriber for the Common Shares purchased pursuant to this Agreement shall bear the following or similar legend:

THE SHARES HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (1) PURSUANT TO THE EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT; OR (2) IF, IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED

WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE AND/OR FEDERAL SECURITIES LAWS.

7.Tax Forms.  Subscribers that are U.S. persons (e.g., a U.S. citizen or resident, a partnership organized under U.S. law, a corporation organized under U.S. law, a limited liability company organized under U.S. law, or an estate or trust (other than a foreign estate or trust whose income from sources without the U.S. is not includible in the beneficiaries’ gross income)) must provide the Company with its taxpayer identification number on a signed IRS Form W-9.  This form is necessary for the Company to comply with its U.S. tax filing obligations and to establish that the Subscriber is not subject to certain withholding tax obligations applicable to non-U.S. persons. The completed form should be returned to the Company at the address indicated below and not to the IRS.
(a)Subscribers that are not U.S. persons are required to provide information about their status for withholding purposes on Form W-8BEN or Form W-8BEN-E (for foreign beneficial owners), Form W-8IMY (for foreign intermediaries, flow-through entities, and certain U.S. branches), Form W-8EXP (for foreign governments, foreign central banks of issue, foreign tax-exempt organizations, foreign private foundations, and governments of certain U.S. possessions), or Form W-8ECI (for Non-U.S. Persons receiving income that is effectively connected with the conduct of a trade or business in the U.S.).
(b)Subscribers that are not U.S. persons should provide the Company with the appropriate Form W-8.
(c)Subscribers may access the IRS website (www.irs.gov) to obtain IRS Form W-8, Form W-9 and the other appropriate forms and their instructions.  Two copies of each completed and signed form, as applicable, should be returned to the Company at the address indicated below.
(d)The Subscriber agrees that promptly (and in any event within ten calendar days) after receipt of a request from the Company, the Subscriber shall provide such additional information and deliver such additional documents as shall be reasonably necessary to comply with any federal, state, local or non-U.S. securities, tax or anti-money laundering laws, rules or regulations to which the Company is subject. Without limiting the generality of the foregoing, the Subscriber hereby agrees to deliver to the Company, prior to the Closing Date, any applicable withholding tax forms and/or certificates requested by the Company.
8.FATCA Compliance/Reliance; Additional Information/FATCA Withholding.  The Subscriber understands and agrees that:
(a)the representations, warranties, agreements, understandings and acknowledgements made by the Subscriber in this Agreement, including but not limited to its annexes and any tax forms provided in connection with this Agreement, are made with the intent that they are relied upon the Company and its affiliates in determining the Subscriber's suitability as a purchaser of the Common Shares; and
(b) the Company may request from the Subscriber such additional information as it may deem necessary or appropriate to evaluate the eligibility of the Subscriber to acquire the Common Shares, and may request from time to time such information as the Company may deem appropriate to determine a Subscriber’s suitability to hold the Common Shares, or to enable the Company to determine the Company’s compliance with applicable regulatory requirements, or pre-determine or verify tax status, to fulfill any tax withholding or other obligation relating to the Subscriber, including but not limited to, any documentation necessary or reasonably requested to establish the Subscriber’s eligibility for benefits under any applicable tax treaty or to establish the Subscriber’s compliance with Section 1471 through Section 1474 of the Code (“FATCA”), or for any other reasonable purpose relating to the Company, and the Subscriber shall provide such information as may be so requested.  The Subscriber undertakes to promptly notify the Company in writing if (i) the US Internal Revenue Service terminates any agreement entered into with the Subscriber relating to withholding, or (ii) there is any change in any information provided to the Company pursuant to this Section 9(b).
(c) The Subscriber acknowledges that the Company is obligated to withhold on all payments made by the Company to the Subscriber unless and until the Company is satisfied that the Subscriber has fully complied with the requirements under FATCA, as applicable to the Subscriber. The Company shall reasonably cooperate with the Subscriber in obtaining a refund of amounts withheld pursuant to this clause (ii), to the extent such refund may be available to the Subscriber.
9.Miscellaneous.
(a)Entire Agreement; Governing Law. This Agreement and the Investor Questionnaire constitute the entire understanding between the Subscriber and the Company with respect to the subject matter hereof and supersede any prior understanding and/or written or oral agreements between them with respect to such subject matter.  This Agreement shall be governed by the laws of the State of Maryland, without regard to the principles of conflicts of laws of the State of Maryland or any other jurisdiction.
(b) Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(c)Amendment; Waiver.  Any provision of this Agreement and the obligations of the Company or rights of the Subscriber hereunder may be amended or waived if, but only if, such amendment or waiver is in writing and is approved in writing by the Company and the Subscriber, whereupon such amendment or waiver shall be binding on the Company and the Subscriber.
(d)Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by over-night or express courier, or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Subscriber at the respective addresses included herein.
(e)Counterparts; Execution by Electronic Means. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile or electronic transmission to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(f)References and Construction.  The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted.  Each of the parties acknowledges that it has been (or has been afforded the opportunity to be) represented by an attorney in connection with the preparation and execution of this Agreement.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

Company:

MEDALIST DIVERSIFIED REIT, Inc.

By: _____________________________________

Name: C. Brent Winn, Jr.

Title: Chief Financial Officer

Subscriber:

______________________________

_____________________

SCHEDULE A

Common Shares	Consideration
[ ]	[$ ]